UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2006
R. G. BARRY CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-8769	31-4362899

(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)
13405 Yarmouth Road N.W., Pickerington, Ohio 43147

(Address of principal executive offices) (Zip Code)
(614) 864-6400

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions [(see General Instruction A.2. below)]:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-10.6

Section 1 – Registrant’s Business and Operations.
Item 1.01 Entry into a Material Definitive Agreement.
Grants of Restricted Stock Units
On May 17, 2006, the Board of Directors of R. G. Barry Corporation (the “Company”) awarded Restricted Stock Units (“RSUs”) to the Company’s non-employee directors, and the Compensation Committee of Company’s Board Directors awarded RSUs to members of the Company’s senior management, including certain executive officers. Each of Nicholas DiPaolo, David Lauer, Roger Lautzenhiser, David Nichols, Janice Page, Edward Stan, Harvey Weinberg and Gordon Zacks, who are all of the Company’s non-employee directors, received 5,663 RSUs. In addition, two of the Company’s executive officers, Daniel Viren, the Company’s Senior Vice President — Finance, Chief Financial Officer and Secretary, and Harry Miller, the Company’s Vice President – Human Resources, received 12,974 RSUs and 3,992 RSUs, respectively.
Upon vesting, the RSUs will be settled in an equivalent number of common shares of the Company. The RSUs awarded to directors will vest in full on the first anniversary of the date of the award. The RSUs awarded to the Company’s senior management, including Messrs. Miller and Viren, vest in full on the fifth anniversary of the date of the award, although twenty percent of the RSUs may vest on each of the first four anniversaries of the date of the award if the Company meets certain performance goals.
The forms of Restricted Stock Unit Award Agreement for directors and employees are attached as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.
Adoption of Deferred Compensation Plan
On May 17, 2006, the Board of Directors of the Company approved the R. G. Barry Corporation Deferral Plan (the “Deferral Plan”). Under the Deferral Plan, recipients of RSU awards may defer into the plan common shares that would otherwise have been received by the individual upon vesting of his or her RSUs. Upon termination of the individual’s employment with, or service on the Board of Directors of, the Company, he or she will receive the common shares held in his or her account in the Deferral Plan. The number of shares distributed from the Deferral Plan will be the same as the number of shares deferred into the plan and will not increase or decrease. No other investment choices are provided under the Deferral Plan. The Deferral Plan is an unfunded plan.
The foregoing description of the Deferral Plan is qualified in its entirety by reference to the Deferral Plan and the related Notices of Eligibility and Enrollment Forms, copies of which are attached as Exhibits 10.3, 10.4, 10.5 and 10.6 hereto and are incorporated herein by reference.

Change in Director Compensation
At a meeting held on May 17, 2006, the Company’s Board of Directors approved an increase in the annual retainers paid to the Chairs of each of the Compensation Committee and the Nominating and Governance Committee from $2,500 to $5,000. All other compensation paid to the Company’s directors remains unchanged. These changes are effective as of May 17, 2006, and payments to the Chairs of the Compensation Committee and the Nominating and Governance Committee will receive pro-rated payments for 2006.
Section 5 – Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On May 18, 2006, Thomas Von Lehman stepped down as the Chief Executive Officer of the Company. As provided for in the Executive Employment Agreement dated February 7, 2006 (the “Employment Agreement”) between the Company and Greg Tunney, the Company’s current President and Chief Operating Officer, the Board of Directors named Mr. Tunney, age 44, the Chief Executive Officer of the Company. Mr. Von Lehman remains a director of the Company.
Prior to joining the Company on February 7, 2006, Mr. Tunney served as President and Chief Operating Officer of the Phoenix Footwear Group Inc. from 1998 until February 2005. From 1992 to 1998 he served as Vice President & National Sales Manager with Brown Shoe Company. Prior to joining Brown Shoe Company, Mr. Tunney was a merchandizing executive for May Department Store Company.
A description of the Employment Agreement is set forth in Item 1.01 of the Form 8-K dated February 7, 2006, and filed by the Company with the Securities and Exchange Commission on February 10, 2006, and such description is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 17, 2006, the Company’s Board of Directors adopted a new fiscal year for the Company. The Company’s new fiscal year will end on the Saturday closest to June 30. The Company’s former fiscal year ended on the Saturday closest to December 31. The Company will file a Transition Report on Form 10-K for the six-month period that will end on July 1, 2006.

Section 9 – Financial Statements and Exhibits.
Item 9.01 Financial Statements and Exhibits.
(a) – (c) Not applicable.
(d) Exhibits:

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement for Directors

10.2	Form of Restricted Stock Unit Award Agreement for Employees

10.3	R. G. Barry Corporation Deferral Plan

10.4	R. G. Barry Corporation Deferral Plan Directors’ Notice of Eligibility and Enrollment Form

10.5	R. G. Barry Corporation Deferral Plan Gordon Zacks’ Notice of Eligibility and Enrollment Form

10.6	R. G. Barry Corporation Deferral Plan Employees’ Notice of Eligibility and Enrollment Form

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. G. BARRY CORPORATION
May 22, 2006	By:	/s/ Daniel D. Viren
Daniel D. Viren
Senior Vice President – Finance, Chief Financial Officer and Secretary

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